EXHIBIT (23)(3)

CONSENT OF WEED & CO. LLP

WEED & CO. LLP
4695 MACARTHUR COURT, SUITE 1430
NEWPORT BEACH, CALIFORNIA 92660-2164
TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

December 12, 2007

Board of Directors
Attitude Drinks Inc.
11300 U.S. Highway 1, Suite 207
North Palm Beach, FL 33408

Re: Form SB-2 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form SB-2 Registration Statement and to the reference to this firm in any prospectus made a part of the Registration Statement.

Very truly yours,

/s/ Weed & Co. LLP
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Weed & Co. LLP